UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 9, 2011

AISystems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52296	20-2414965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2711 Centerville Road Wilmington, DE 19808
(Address of principal executive offices) (Zip Code)

(302) 351 2515
 (Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 9, 2011, AISystems, Inc. (the “Company”) entered into a letter of intent with Birthday Slam Corporation, an Ontario Corporation (“BSC”) (the “Letter of Intent”). Pursuant to the Letter of Intent, BSC and the Company will commence the negotiation and preparation of a share exchange agreement whereby we will acquire 100% of the shares of BSC for a certain number of shares of the Company’s common stock. The Letter of Intent may be terminated at the earlier of: (a) mutual written consent of both the Company and BSC, or (b) at 5:00 pm EST on January 15, 2012.

Birthday Slam is an internet start-up dedicated to helping people have and host remarkable Birthdays. Birthday Slam’s online platform, available at www.BirthdaySlam.com and also on the Facebook platform, will encompass multiple tools and applications that allow users to send e-cards, create wish lists, purchase group-gifts, receive notifications of approaching Birthdays, store details of past greetings and gifts (sent and received) and conduct other, similar activities related to Birthdays. Birthday Slam is currently in the final development stage and expects to launch in multiple languages in Europe and North America in early 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AISYSTEMS, INC.

Date: December 14, 2011	By:	/s/ David Haines
David Haines
Chief Executive Officer